As filed with the Securities and Exchange Commission on December 22, 2008
Registration No. 333-87378

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Forest City Enterprises, Inc.
Forest City Enterprises Capital Trust I
Forest City Enterprises Capital Trust II
(Exact name of registrant as specified in its charter)

Ohio Delaware Delaware (State or other jurisdiction of incorporation or organization)	34-0863886 01-6210646 03-6091481 (I.R.S. Employer Identification Number)
Terminal Tower, 50 Public Square, Suite 1100
Cleveland, Ohio 44113
(216) 621-6060
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
FCE Statutory Agent, Inc.
Terminal Tower, 50 Public Square, Suite 1360
Cleveland, Ohio 44113
(216) 621-6060
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Thomas A. Aldrich, Esq.
Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114-1291
(216) 566-5500

     Approximate date of commencement of proposed sale to the public: Not applicable. Termination of registration statement and deregistration of related securities that were not sold pursuant to the registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

SIGNATURES

DEREGISTRATION OF SECURITIES
     On May 1, 2002, Forest City Enterprises, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) an initial Shelf Registration Statement on Form S-3 (File No. 333-87378) for the registration of $750,000,000 aggregate principal amount of the following securities of the Company: (i) debt securities (the “Debt Securities”), (ii) shares of preferred stock, without par value (the “Preferred Stock”), (iii) depositary shares (the “Depositary Shares”), (iv) shares of Class A common stock, par value $.33 1/3 per share (the “Class A Common Stock”), (v) warrants to purchase Debt Securities, Preferred Stock or Class A Common Stock of the Company (the “Warrants”), (vi) stock purchase contracts (the “Stock Purchase Contracts”), (vii) stock purchase units (the “Stock Purchase Units”), and (viii) subscription rights representing the right to purchase Debt Securities, Preferred Stock or Class A Common Stock of the Company (the “Subscription Rights”). On May 24, 2002, the Company amended the initial Shelf Registration Statement (as amended, the “Registration Statement”) to add: (i) preferred securities of Forest City Enterprises Capital Trust I, (ii) preferred securities of Forest City Enterprises Capital Trust II (collectively, the “Preferred Securities”) and (iii) guarantees of the Preferred Securities (the “Guarantees”). The Registration Statement also covered $92,180,000 of the Company’s securities registered on Form S-3 (File No. 333-41437) that were carried forward to this Registration Statement pursuant to Rule 429 of the Securities Act of 1933, as amended. The Registration Statement was declared effective by the Commission on May 31, 2002. The Company, Forest City Enterprises Capital Trust I and Forest City Enterprises Capital Trust II are collectively referred to as the “Registrants.”
     The Company offered: (i) $300,000,000 aggregate principal amount of 7.625% senior notes due 2015 covered by a prospectus supplement filed with the Commission on May 16, 2003, (ii) $100,000,000 aggregate principal amount of 7.375% senior notes due 2034 covered by a prospectus supplement filed with the Commission on February 4, 2004 and (iii) $150,000,000 aggregate principal amount of 6.500% senior notes due 2017 covered by a prospectus supplement filed with the Commission on January 21, 2005.
     In compliance with the Registrants’ undertaking in Part II, Item 17(A)(3) of the Registration Statement, the Registrants are filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of the Debt Securities, shares of Preferred Stock, Depositary Shares, shares of Class A Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Subscription Rights, Preferred Securities and Guarantees that remain unsold and covered by the Registration Statement on the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, the State of Ohio, on December 22, 2008.

FOREST CITY ENTERPRISES, INC.

By:	/s/ Robert G. O’Brien

Robert G. O’Brien
Executive Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert B. Ratner*	Co-Chairman of the Board and Director	December 22, 2008
Albert B. Ratner

/s/ Samuel H. Miller*	Co-Chairman of the Board, Treasurer and Director	December 22, 2008
Samuel H. Miller

/s/ Charles A. Ratner	President, Chief Executive Officer and Director	December 22, 2008
Charles A. Ratner	(Principal Executive Officer)

/s/ Robert G. O’Brien	Executive Vice President and Chief Financial Officer	December 22, 2008
Robert G. O’Brien	(Principal Financial Officer)

/s/ Linda M. Kane	Senior Vice President, Chief Accounting and	December 22, 2008
Linda M. Kane	Administrative Officer (Principal Accounting Officer)

/s/ James A. Ratner*	Executive Vice President and Director	December 22, 2008
James A. Ratner

/s/ Ronald A. Ratner*	Executive Vice President and Director	December 22, 2008
Ronald A. Ratner

/s/ Brian J. Ratner*	Executive Vice President and Director	December 22, 2008
Brian J. Ratner

/s/ Deborah Ratner Salzberg*	Director	December 22, 2008
Deborah Ratner Salzberg

/s/ Michael P. Esposito, Jr.*	Director	December 22, 2008
Michael P. Esposito, Jr.

Signature	Title	Date

/s/ Scott S. Cowen*	Director	December 22, 2008
Scott S. Cowen

/s/ Jerry V. Jarrett*	Director	December 22, 2008
Jerry V. Jarrett

/s/ Joan K. Shafran*	Director	December 22, 2008
Joan K. Shafran

/s/ Louis Stokes*	Director	December 22, 2008
Louis Stokes

/s/ Stan Ross*	Director	December 22, 2008
Stan Ross

*	The undersigned, pursuant to a Power of Attorney executed by each of the Directors identified above and filed with the Commission, by signing his name hereto, does hereby sign and execute this
Post-Effective Amendment No. 1 to the Registration Statement on behalf of each of the persons noted
above, in the capacities indicated.

/s/ Charles A. Ratner	December 22, 2008
Charles A. Ratner, Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, Forest City Enterprises Capital Trust I and Forest City Enterprises Capital Trust II each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, the State of Ohio, on December 22, 2008.

FOREST CITY ENTERPRISES CAPITAL TRUST I

By:	Forest City Enterprises, Inc., as Sponsor

	By:	/s/ Robert G. O’Brien
Robert G. O’Brien
Executive Vice President and Chief Financial Officer

FOREST CITY ENTERPRISES CAPITAL TRUST II

By:	Forest City Enterprises, Inc., as Sponsor

	By:	/s/ Robert G. O’Brien
Robert G. O’Brien
Executive Vice President and Chief Financial Officer